[LETTERHEAD OF DEWEY BALLANTINE LLP]

                                                      July 8, 1999

Charter Equipment Lease 1999-1 LLC
530 Fifth Avenue
New York, NY 10036

                       Re: Charter Equipment Lease 1999-1
                       LLC
                       Registration Statement on Form S-1
                       (File No. 333-64045)

Ladies and Gentlemen:

     We have acted as special counsel for Charter Equipment Lease 1999-1 LLC, a Delaware limited liability company (the "Issuer") in connection with the preparation and filing of the above-referenced registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of the Charter Equipment Lease 1999-1 LLC Class A-1 Lease-Backed Notes, Class A-2 Lease-Backed Notes, Class A-3 Lease-Backed Notes, Class A-4 Lease-Backed Notes and Class B Lease-Backed Notes (collectively, the "Offered Notes").

     In addition, assuming (i) the Indenture, dated as of July 1, 1999, among Charter Equipment Lease 1999-1 LLC, Charter Financial, Inc., and LaSalle Bank National Association (the "Indenture") is fully executed, delivered and enforceable against the parties thereto in accordance with its terms and (ii) the transaction described in the prospectus is completed on substantially the terms and conditions set forth therein, it is our opinion that:

     o the Offered Notes will be characterized as indebtedness for federal income tax purposes; and

     o subject to the assumptions and limitations described therein, the discussion under the heading "Material Federal Income Tax
          Considerations" in the prospectus contained in the Registration Statement sets forth all the material federal income tax consequences to the original purchasers of the Offered Notes and is accurate in all material respects.

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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act. Capitalized terms which are used herein which are not otherwise defined herein shall have the meanings set forth in the Indenture.

                                             Very truly yours,

                                             DEWEY BALLANTINE LLP